Exhibit V

GAMESQUARE

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on March 4, 2024, by and between GameSquare Holdings, Inc., a British Columbia corporation (the “Company”), and the undersigned subscriber (“Subscriber”).

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of October 19, 2023 (as amended, the “Merger Agreement” and the transactions contemplated by the Merger Agreement, the “Transaction”), by and among the Company, GameSquare Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and FaZe Holdings Inc., a Delaware corporation (“FaZe”), providing for the combination of FaZe and the Company;

WHEREAS, in connection with the Transaction, the Company intends to, subject to required regulatory and shareholder approvals, continue from the laws of the Province of British Columbia to the laws of the State of Delaware (the “Continuance”) and on completion of the Continuance the Subscriber will hold securities of a Delaware company;

WHEREAS, in connection with the Transaction, Subscriber desires to subscribe for and purchase from the Company, immediately prior to or concurrent with the consummation of the Transaction, (i) that number of shares of the Company’s Common Shares, no par value (the “Common Shares”), set forth on the signature page hereto (the “Subscribed Shares”) and (ii) that number of warrants (the “Subscribed Warrants”) to purchase Common Shares set forth on the signature page hereto (such shares underlying the Subscribed Warrants, the “Warrant Shares” and, together with Subscribed Shares and Subscribed Warrants, the “Subscribed Securities”) for an aggregate purchase price as set forth on the signature page hereto (the “Purchase Price”), and the Company desires to issue and sell to Subscriber the Subscribed Securities in consideration of the payment of the Purchase Price by or on behalf of Subscriber to the Company;

WHEREAS, on or about the date of this Subscription Agreement, or prior to the closing date of the Transaction (the “Closing Date”), the Company will enter into subscription agreements (the “Other Subscription Agreements” and together with the Subscription Agreement, the “Subscription Agreements”) with certain other accredited investors (the “Other Subscribers” and together with Subscriber, the “Subscribers”), pursuant to which such Subscribers have agreed to purchase on the Closing Date, inclusive of the Subscribed Securities, Common Shares (the shares of the Other Subscribers, the “Other Subscribed Shares”) and warrants to purchase Common Shares (the warrants of the Other Subscribers, the “Other Subscribed Warrants”, and together with the Other Subscribed Shares, the “Other Subscribed Securities”) for an aggregate purchase price, inclusive of the Purchase Price, of $10,000,000 (the “PIPE Transaction”);

WHEREAS, the Subscribed Warrants will have an exercise price as set forth on the signature page hereto, subject to adjustment therein, and shall be exercisable six months after the date of issuance and have a term of exercise equal to five years from the initial exercise date, in the form of Exhibit A attached hereto; and

WHEREAS, Goff & Jones Lending Co, LLC, has agreed to subscribe for and purchase, or cause its affiliates or designees to subscribe for and purchase, any portion of the PIPE Transaction not purchased by the Subscribers, through execution of an Other Subscription Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

Section 1. Subscription. Subject to the terms and conditions hereof, at the Closing, Subscriber hereby subscribes for and agrees to purchase from the Company, and the Company hereby agrees to issue and sell to Subscriber, the Subscribed Securities (such subscription and issuance, the “Subscription”).

Section 2. Closing.

(a) The consummation of the Subscription contemplated hereby (the “Closing”) shall occur on the Closing Date, immediately prior to or concurrently with, and conditioned upon the effectiveness of, the consummation of the Transaction and the terms and conditions of this Subscription Agreement.

(b) At least two (2) Business Days before the anticipated Closing Date, the Company shall deliver written notice to Subscriber (the “Closing Notice”) specifying (i) the anticipated Closing Date and (ii) the wire instructions for delivery of the Purchase Price to the Company. No later than one (1) Business Day prior to the Closing Date as set forth in the Closing Notice, Subscriber shall deliver the Purchase Price for the Subscribed Shares by wire transfer of United States dollars in immediately available funds to the account specified by the Company in the Closing Notice, and such funds shall be held by the Company in escrow, segregated from and not comingled with the other funds of the Company), until the Closing Date. Upon satisfaction (or, if applicable, waiver) of the conditions set forth in this Section 2, the Company shall deliver to Subscriber (i) on the Closing Date, the Subscribed Shares and Subscribed Warrants in book entry form, free and clear of any liens or other restrictions (other than those arising under this Subscription Agreement or applicable securities laws), in the name of Subscriber (or its nominee or custodian in accordance with its delivery instructions) (and the Purchase Price shall be released from escrow automatically and without further action by the Company or Subscriber), and (ii) as promptly as practicable after the Closing, evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Shares and the Subscribed Warrants on and as of the Closing Date.

(c) Notwithstanding Section 2(b), if Subscriber informs the Company (1) that it is an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), (2) that it is advised by an investment adviser subject to regulation under the Investment Advisers Act of 1940, as amended, or (3) that its internal compliance policies and procedures so require it, then, in lieu of the settlement procedures in Section 2(b), the following shall apply: (i) no later than two (2) Business Days prior to the Closing Date as set forth in the Closing Notice, Subscriber shall provide the Company such information that the Company reasonably requests in order for the Company to issue the Subscribed Securities, including, without limitation, the name of the person in whose name the Subscribed Securities are to be issued (or a nominee as indicated by Subscriber) and a duly executed Internal Revenue Service Form W-9 or W-8, as applicable, (ii) upon confirmation of Subscriber’s available funds necessary to initiate the wiring of the Purchase Price for the Subscribed Securities, but prior to Subscriber’s release of its payment of the Purchase Price for the Subscribed Securities, on the Closing Date the Company shall issue and deliver to Subscriber the Subscribed Securities, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws), in book entry form in the name of Subscriber (or its nominee in accordance with its delivery instructions) or to a custodian designated by Subscriber, as applicable and a copy of the records of the Company’s transfer agent showing Subscriber (or its nominee in accordance with its delivery instructions) as the registered holder of the Subscribed Securities on and as of the Closing Date, and (iii) at 8:00 a.m. New York City time on the Closing Date (or as soon as practicable following receipt of evidence from the Company’s transfer agent of the issuance to Subscriber of the Subscribed Securities on and as of the Closing Date), Subscriber shall deliver the Purchase Price by wire transfer of United States dollars in immediately available funds to the account(s) specified by the Company in the Closing Notice (which shall not be escrow accounts).

(d) In the event that the consummation of the Transaction does not occur within five (5) Business Days after the anticipated Closing Date specified in the Closing Notice, unless otherwise agreed to in writing by the Company and Subscriber, the Company shall promptly (but in no event later than seven (7) Business Days after the anticipated Closing Date specified in the Closing Notice) return the funds so delivered by Subscriber to the Company by wire transfer in immediately available funds to the account specified by Subscriber, and any book entries shall be deemed cancelled. Notwithstanding such return or cancellation (x) a failure to close on the anticipated Closing Date shall not, by itself, be deemed to be a failure of any of the conditions to Closing set forth in this Section 2 to be satisfied or waived on or prior to the Closing Date, and (y) unless and until this Subscription Agreement is terminated in accordance with Section 6 herein, Subscriber shall remain obligated to redeliver funds to the Company following the Company’s delivery to Subscriber of a new Closing Notice in accordance with this Section 2 and Subscriber and the Company shall remain obligated to consummate the Closing upon satisfaction of the conditions set forth in this Section 2. For the purposes of this Subscription Agreement, “Business Day” means any day other than a Saturday or Sunday, or any other day on which banks located in New York, New York are required or authorized by law to be closed for business.

(e) The Closing shall be subject to the satisfaction, or valid waiver in writing by each of the parties hereto, of the conditions that, on the Closing Date:

(i)

all conditions precedent to the closing of the Transaction set forth in Article VI of the Merger Agreement shall have been satisfied (as determined by the parties to the Merger Agreement) or waived in writing by the person with the authority to make such waiver (other than those conditions which, by their nature, are to be satisfied at the closing of the Transaction pursuant to the Merger Agreement, but subject to the satisfaction of such conditions at such closing), and the closing of the Transaction shall be scheduled to occur substantially concurrently with the Closing;

(ii)

no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation which is then in effect and has the effect of making the consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose such restraint or prohibition; and

(iii)	the Common Shares shall be approved for listing on the Nasdaq Stock Market (the “Stock Exchange”) subject to official notice of issuance.

(f) The obligation of the Company to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by the Company of the additional conditions that, on the Closing Date:

(i)

except as otherwise provided under Section 2(f)(ii), all representations and warranties of Subscriber contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or material adverse effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by Subscriber of each of the representations, warranties and agreements of Subscriber contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable;

(ii)

the representations and warranties of Subscriber contained in Section 4(u) of this Subscription Agreement shall be true and correct at all times on or prior to the Closing Date, and consummation of the Closing shall constitute a reaffirmation by Subscriber of such representations and warranties; and

(iii)

Subscriber shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(g) The obligation of Subscriber to consummate the Closing shall be subject to the satisfaction or valid waiver in writing by Subscriber of the additional conditions that, on the Closing Date:

(i)

all representations and warranties of the Company contained in this Subscription Agreement shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect (as defined below), which representations and warranties shall be true and correct in all respects) at and as of the Closing Date (except to the extent that any such representation or warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects (other than representations and warranties that are qualified as to materiality or Company Material Adverse Effect, which representations and warranties shall be true and correct in all respects) as of such earlier date), and consummation of the Closing shall constitute a reaffirmation by the Company of each of the representations, warranties and agreements of the Company contained in this Subscription Agreement as of the Closing Date, but without giving effect to consummation of the Transaction, or as of such earlier date, as applicable, except, in each case, where the failure of such representations and warranties to be true and correct (whether as of the Closing Date or such earlier date), taken as a whole, does not result in a Company Material Adverse Effect; and

(ii)

the Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing.

(h) Prior to or at the Closing, Subscriber shall deliver to the Company all such other information as is reasonably requested in order for the Company to issue the Subscribed Shares to Subscriber, including, without limitation, the legal name of the person in whose name the Subscribed Shares are to be issued (or Subscriber’s nominee in accordance with its delivery instructions) and a duly completed and executed Internal Revenue Service Form W-9 or appropriate Form W-8.

Section 3. Company Representations and Warranties. The Company represents and warrants to Subscriber that:

(a) The Company (i) is validly existing under the laws of British Columbia and at the time of Closing will be validly existing under the laws of the State of Delaware, (ii) has the requisite corporate power and authority to own, lease and operate its properties, to carry on its business as it is now being conducted and to enter into and perform its obligations under this Subscription Agreement, and (iii) is duly licensed or qualified to conduct its business and, if applicable, is in good standing under the laws of each jurisdiction (other than its jurisdiction of incorporation) in which the conduct of its business or the ownership of its properties or assets requires such license or qualification, except, with respect to the foregoing clause (iii), where the failure to be in good standing would not reasonably be expected to have a Company Material Adverse Effect. For purposes of this Subscription Agreement, a “Company Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to the Company that, individually or in the aggregate, would reasonably be expected to materially impair or materially delay the Company’s performance of its obligations under this Subscription Agreement, including the issuance and sale of the Subscribed Securities.

(b) The Subscribed Shares have been duly authorized and, when issued and delivered to Subscriber against full payment therefor in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement, the governing and organizational documents of the Company or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or applicable securities laws. The Common Shares issuable upon the exercise of the Subscribed Warrants (the “Warrant Shares”) will be validly issued, fully paid and non-assessable, free and clear of all liens or other restrictions (other than those arising under this Subscription Agreement, the governing and organizational documents of the Company or applicable securities laws), and will not have been issued in violation of, or subject to, any preemptive or similar rights created under the Company’s governing and organizational documents or applicable securities laws. The Company has reserved from its duly authorized share capital the number of Common Shares issuable upon exercise of the Subscribed Warrants (without taking into account any limitations on the exercise of the Subscribed Warrants set forth in the Subscribed Warrants).

(c) This Subscription Agreement has been duly authorized, validly executed and delivered by the Company, and assuming the due authorization, execution and delivery of the same by Subscriber, this Subscription Agreement shall constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(d) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, the execution and delivery of this Subscription Agreement, the issuance and sale of the Subscribed Securities hereunder, the compliance by the Company with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Company pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, (ii) the organizational documents of the Company, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Company Material Adverse Effect.

(e) Assuming the accuracy of the representations and warranties of Subscriber set forth in Section 4 of this Subscription Agreement, the Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self-regulatory organization (including the Stock Exchange) or other person in connection with the execution, delivery and performance of this Subscription Agreement (including, without limitation, the issuance of the Subscribed Securities), other than (i) filings required by applicable state securities laws, (ii) the filing of the registration statement, (iii) filings required by the Securities Act of 1933, as amended (the “Securities Act”), Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules of United States Securities and Exchange Commission (the “Commission”), including the registration statement on Form F-4 with respect to the Transaction and the proxy statement/prospectus included therein, (iv) filings required by the Stock Exchange, including with respect to obtaining shareholder approval of the Transaction, (v) filings required to consummate the Transaction as provided under the Merger Agreement, (vi) the filing of notification under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, if applicable, (vii) filings in connection with or as a result of the SEC Guidance (as defined below), (viii) filings in connection with or as a result of the Continuance and (ix) those the failure of which to obtain would not have a Company Material Adverse Effect.

(f) Except for such matters as have not had and would not reasonably be expected to have a Company Material Adverse Effect, there is no (i) suit, action, proceeding or arbitration before a governmental authority or arbitrator pending, or, to the knowledge of the Company, threatened in writing against the Company or (ii) judgment, decree, injunction, ruling or order of any governmental authority or arbitrator outstanding against the Company. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance (as defined below).

(g) Assuming the accuracy of Subscriber’s representations and warranties set forth in Section 4 of this Subscription Agreement, no registration under the Securities Act or any state securities (or Blue Sky) laws is required for the offer and sale of the Subscribed Securities by the Company to Subscriber.

(h) Neither the Company nor any person acting on its behalf has engaged or will engage in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with any offer or sale of the Subscribed Securities. The Subscribed Securities are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act or any state securities laws. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six (6) months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale by the Company of the Subscribed Securities as contemplated hereby or the Other Subscribed Securities as contemplated by the Other Subscription Agreements or (ii) cause the offering of the Subscribed Securities pursuant to this Subscription Agreement or the Other Subscribed Securities pursuant to the Other Subscription Agreements to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable shareholder approval provisions. Neither the Company nor any person acting on the Company’s behalf has offered or sold or will offer or sell any securities, or has taken or will take any other action, which would reasonably be expected to subject the offer, issuance or sale of the Subscribed Securities or the Other Subscribed Securities, as contemplated hereby, to the registration provisions of the Securities Act.

(i) No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act (a “Disqualification Event”) is applicable to the Company, except for a Disqualification Event as to which Rule 506(d)(2)(ii-iv) or (d)(3) of the Securities Act is applicable.

(j) The Company is in all material respects in compliance with, and has not received any written communication from a governmental entity that alleges that the Company is not in compliance with, or is in default or violation of, the applicable provisions of (i) the Securities Act, (ii) the Exchange Act, (iii) the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations thereunder, (iv) the rules and regulations of the Commission, and (v) the rules of the Stock Exchange, except, in each case, where such non-compliance, default, or violation would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. For the avoidance of doubt, this representation and warranty shall not apply to the extent any of the foregoing matters arise from or relate to the SEC Guidance (as defined below).

(k) The Common Shares are eligible for clearing through The Depository Trust Company (the “DTC”), through its Deposit/Withdrawal At Custodian (DWAC) system, and the Company is eligible and participating in the Direct Registration System (DRS) of DTC with respect to the Common Shares. The Company’s transfer agent is a participant in DTC’s Fast Automated Securities Transfer Program. The Common Shares are not, and has not been at any time, subject to any DTC “chill,” “freeze” or similar restriction with respect to any DTC services, including the clearing of Common Shares through DTC.

(l) No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subscribed Securities to Subscriber. The Company is solely responsible for the payment of any fees, costs, expenses and commissions of any placement agent.

(m) As of their respective dates, each form, report, statement, schedule, prospectus, proxy, registration statement and other document required to be filed by the Company with the Commission (collectively, as amended and/or restated since the time of their filing, the “SEC Documents”) prior to the date hereof complied in all material respects with the requirements of the Securities Act and the Exchange Act, and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Documents, as of their respective dates (or if amended, restated, or superseded by a filing prior to the closing of the Transaction, on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (or if amended, restated, or superseded by a filing prior to the closing of the Transaction, on the date of such filing) comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, year-end audit adjustments, and such consolidated financial statements have been prepared in conformity with all applicable accounting requirements and published rules and regulations of the Commission with respect thereto. A copy of each SEC Document is available to each Subscriber via the Commission’s EDGAR system. There are no material outstanding or unresolved comments in comment letters from the staff of the Division of Corporation Finance of the Commission with respect to any of the SEC Documents as of the date hereof. Notwithstanding the foregoing, this representation and warranty shall not apply to any statement or information in the SEC Documents that relates to (i) the topics referenced in the Commission’s “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies” on April 12, 2021 or (ii) the classification of the Company’s common shares as permanent or temporary equity, or any subsequent guidance, statements or interpretations issued by the Commission or the staff of the Commission, including guidance, statements or interpretations relating to the foregoing or to other accounting matters, including matters relating to initial public offering securities or expenses (collectively, the “SEC Guidance”), and no correction, amendment or restatement of any of the Company’s SEC Documents due to the SEC Guidance shall be deemed to be a breach of any representation or warranty by the Company.

(n) As of the date hereof, the authorized share capital of the Company consists of (i) an unlimited number of Common Shares and (ii) an unlimited number of shares of preferred stock, without par value per share (the “Preferred Shares”). As of the Closing Date (and immediately after the consummation of the Transaction), and prior to giving effect to the Continuance, the authorized share capital of the Company will consist of an unlimited number of Common Shares and an unlimited number of Preferred Shares. As of the date hereof and prior to giving effect to the Transaction or the Continuance: (i) 12,989,128 Common Shares were issued and outstanding; (ii) no Preferred Shares were issued and outstanding; (iii) 1,009,845 warrants, each exercisable to purchase one Common Share, were issued and outstanding; and (iv) 674,493 Common Shares were subject to issuance upon exercise of outstanding options. All (A) issued and outstanding Common Shares have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to preemptive or similar rights and (B) outstanding warrants have been duly authorized and validly issued, are fully paid and are not subject to preemptive or similar rights (each except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies). There are no shareholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any Common Shares or other equity interests in the Company, other than as contemplated by the Merger Agreement or as described in the SEC Documents. Except as described in the SEC Documents, there are no securities or instruments issued by or to which the Company is a party containing anti-dilution or similar provisions that will be triggered, and not fully waived by the holder of such securities or instruments pursuant to a written agreement or consent, by the issuance of (i) the Subscribed Securities or (ii) the securities to be issued pursuant to any Other Subscription Agreement.

(o) The issued and outstanding Common Shares are registered pursuant to Section 12(b) of the Exchange Act, and are listed for trading on the Stock Exchange under the symbol “GAME”. There is no suit, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company by the Stock Exchange or the Commission with respect to any intention by such entity to deregister the Common Shares or prohibit or terminate the listing of the Common Shares on the Stock Exchange. The Company has taken no action that is designed to terminate the registration of the Common Shares under the Exchange Act.

(p) The Company is not, and immediately after receipt of payment for the Subscribed Securities and Other Subscribed Securities and consummation of the Transaction, will not be, an “investment company” within the meaning of the Investment Company Act.

Section 4. Subscriber Representations and Warranties. Subscriber represents and warrants to the Company that:

(a) If Subscriber is a legal entity, Subscriber (i) has been duly formed and is validly existing and in good standing under the laws of its jurisdiction of formation or incorporation and (ii) has the requisite power and authority to enter into, and perform its obligations under, this Subscription Agreement. If Subscriber is an individual, Subscriber has the legal competence and capacity to enter into and perform its obligations under this Subscription Agreement.

(b) If Subscriber is an entity, this Subscription Agreement has been duly authorized, validly executed and delivered by Subscriber. If Subscriber is an individual, Subscriber’s signature is genuine and the signatory has the legal competence and capacity to execute this Subscription Agreement. Assuming the due authorization, execution and delivery of the same by the Company, this Subscription Agreement shall constitute the valid and legally binding obligation of Subscriber, enforceable against Subscriber in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

(c) The execution, delivery, and performance of this Subscription Agreement, the purchase of the Subscribed Securities hereunder, the compliance by Subscriber with all of the provisions of this Subscription Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Subscriber pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Subscriber is a party or by which Subscriber is bound or to which any of the property or assets of Subscriber is subject; (ii) if Subscriber is a legal entity, the organizational documents of Subscriber; or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over Subscriber or any of its properties that in the case of clauses (i) and (iii), would reasonably be expected to have a material adverse effect on Subscriber’s ability to consummate the transactions contemplated hereby, including the purchase of the Subscribed Securities.

(d) Subscriber (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act), an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act), or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) satisfying the applicable requirements set forth on Annex A hereto, (ii) is acquiring the Subscribed Securities only for its own account and not for the account of others, or if Subscriber is subscribing for the Subscribed Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) and Subscriber has sole investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subscribed Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and has provided the Company with the requested information on Annex A following the signature page hereto). Subscriber is not an entity formed for the specific purpose of acquiring the Subscribed Securities.

(e) Subscriber acknowledges and agrees that the Subscribed Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subscribed Securities have not been registered under the Securities Act and that the Company is not required to register the Subscribed Securities except as set forth in Section 5 of this Subscription Agreement. Subscriber acknowledges and agrees that the Subscribed Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Subscriber absent an effective registration statement under the Securities Act, except (i) to the Company or a subsidiary thereof, (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, (including without limitation a private resale pursuant to so called “Section 4(a)1 1⁄2”), or (iii) an ordinary course pledge such as a broker lien over account property generally, and, in each of clauses (i)-(iii), in accordance with any applicable securities laws of the states and other jurisdictions of the United States, and that any certificates or account entries representing the Subscribed Securities shall contain a restrictive legend to such effect. Subscriber acknowledges and agrees that the Subscribed Securities will be subject to these securities law transfer restrictions, and as a result of these transfer restrictions, Subscriber may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Subscribed Securities and may be required to bear the financial risk of an investment in the Subscribed Securities for an indefinite period of time. Subscriber acknowledges and agrees that the Subscribed Securities will not be immediately eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year following the filing of certain required information with the Commission after the Closing Date. Subscriber acknowledges and agrees that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subscribed Securities.

(f) Subscriber understands and agrees that Subscriber is purchasing the Subscribed Securities directly from the Company. Subscriber further acknowledges that there have not been, and Subscriber hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Subscriber by the Company, FaZe or its subsidiaries (collectively, the “Acquired Companies”), any of its or their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives, any other party to the Transaction or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Company set forth in this Subscription Agreement.

(g) In making its decision to purchase the Subscribed Securities, Subscriber has relied solely upon an independent investigation made by Subscriber and upon the Company’s representations in Section 3 of this Subscription Agreement. Subscriber acknowledges and agrees that Subscriber has had access to, has received, and has had an adequate opportunity to review, such information as Subscriber deems necessary in order to make an investment decision with respect to the Subscribed Securities, including with respect to the Company, the Acquired Companies and the Transaction, and Subscriber has made its own assessment and is satisfied concerning the relevant financial, tax and other economic considerations relevant to Subscriber’s investment in the Subscribed Securities. Without limiting the generality of the foregoing, Subscriber acknowledges that it has reviewed the Company’s filings with the Commission and the Company’s filings (the “SEDAR Documents”) made on the System for Electronic Document Analysis and Retrieval + of the Canadian Securities Administrators (“SEDAR+”). Subscriber represents and agrees that Subscriber and Subscriber’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and obtain such information as Subscriber and Subscriber’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Subscribed Securities, including but not limited to information concerning the Company, the Acquired Companies, the Merger Agreement, and the Subscription.

(h) Subscriber acknowledges and agrees that none of the Acquired Companies nor its or their respective affiliates or any of such person’s or its or their respective affiliates’ control persons, officers, directors, partners, members, managing members, managers, agents, employees or other representatives, legal counsel, financial advisors, accountants or agents (collectively, “Representatives”) has provided Subscriber with any information or advice with respect to the Subscribed Securities nor is such information or advice necessary or desired. None of the Acquired Companies or any of their respective affiliates or Representatives has made or makes any representation as to the Company or the Acquired Companies or the quality or value of the Subscribed Securities.

(i) Subscriber acknowledges that (i) the Company currently has, and later may come into possession of, information regarding the Company that is not known to Subscriber and that may be material to enter into this Subscription Agreement (“Excluded Information”), (ii) Subscriber has determined to enter into this Subscription Agreement to purchase the Subscribed Securities notwithstanding Subscriber’s lack of knowledge of the Excluded Information, and (iii) none of the Company and the Acquired Companies shall have liability to Subscriber, and Subscriber hereby waives and releases any claims Subscriber may have against the Company and the Acquired Companies, to the maximum extent permitted by law, with respect to the nondisclosure of the Excluded Information.

(j) Subscriber became aware of this offering of the Subscribed Securities solely by means of direct contact between Subscriber and the Company, and the Subscribed Securities were offered to Subscriber solely by direct contact between Subscriber and the Company or its affiliates. Subscriber did not become aware of this offering of the Subscribed Securities, nor were the Subscribed Shares offered to Subscriber, by any other means. Subscriber acknowledges that the Subscribed Securities (i) were not offered by any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

(k) Subscriber acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subscribed Securities, including those set forth in the SEC Documents and the SEDAR Documents. Subscriber has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subscribed Securities, and Subscriber has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Subscriber has considered necessary to make an informed investment decision. Subscriber (i) is an institutional account as defined in FINRA Rule 4512(c) or an “accredited investor” as defined in Rule 501(a) under the Securities Act, (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities, and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Subscribed Securities.

(l) Subscriber has analyzed and fully considered the risks of an investment in the Subscribed Securities and determined that the Subscribed Securities are a suitable investment for Subscriber and that Subscriber is able at this time and in the foreseeable future to bear the economic risk of a total loss of Subscriber’s investment in the Company. Subscriber acknowledges specifically that a possibility of total loss exists.

(m) Subscriber understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subscribed Securities or made any findings or determination as to the fairness of this investment.

(n) Subscriber is not (i) a person or entity named on the List of Specially Designated Nationals and Blocked Persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”) or in any Executive Order issued by the President of the United States and administered by OFAC (“OFAC List”), or a person or entity prohibited by any OFAC sanctions program, (ii) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515, or (iii) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank. Subscriber agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that Subscriber is permitted to do so under applicable law. If Subscriber is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.) (the “BSA”), as amended by the USA PATRIOT Act of 2001 (the “PATRIOT Act”), and its implementing regulations (collectively with the BSA, the “BSA/PATRIOT Act”), such Subscriber maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed for the screening of its investors against the OFAC sanctions programs, including the OFAC List. To the extent required by applicable law, Subscriber maintains policies and procedures reasonably designed to ensure that the funds held by Subscriber and used to purchase the Subscribed Securities were legally derived.

(o) No foreign person (as defined in 31 C.F.R. Part 800.224) in which the national or subnational governments of a single foreign state have a substantial interest (as defined in 31 C.F.R. Part 800.244) will acquire a substantial interest in the Company as a result of the purchase and sale of Subscribed Securities hereunder such that a declaration to the Committee on Foreign Investment in the United States would be mandatory under 31 C.F.R. Part 800.401, and no foreign person will have control (as defined in 31 C.F.R. Part 800.208) over the Company from and after the Closing as a result of the purchase and sale of Subscribed Securities hereunder.

(p) If Subscriber is an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan, an individual retirement account or other arrangement that is subject to section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or an employee benefit plan that is a governmental plan (as defined in section 3(32) of ERISA), a church plan (as defined in section 3(33) of ERISA), a non-U.S. plan (as described in section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code, or an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”) subject to the fiduciary or prohibited transaction provisions of ERISA or section 4975 of the Code, Subscriber represents and warrants that (i) it has not relied on the Company or any of its affiliates (the “Transaction Parties”) for investment advice or as the Plan’s fiduciary with respect to its decision to acquire and hold the Subscribed Securities, and none of the Transaction Parties shall at any time be relied upon as the Plan’s fiduciary with respect to any decision to acquire, continue to hold or transfer the Subscribed Securities and (ii) the acquisition and holding of the Subscribed Securities will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

(q) Subscriber has or has commitments to have and, when required to deliver payment pursuant to Section 2, Subscriber will have sufficient funds to pay the Purchase Price pursuant to Section 2.

(r) Subscriber acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Company and the Acquired Companies, or any of their respective affiliates or Representatives), other than the representations and warranties of the Company contained in Section 3 of this Subscription Agreement, in making its investment or decision to invest in the Company. Subscriber agrees that none of (i) any Other Subscriber pursuant to an Other Subscription Agreement or any other agreement related to the private placement of Common Shares (including the controlling persons, officers, directors, partners, agents or employees of any such Subscriber) nor (ii) the Company, the Acquired Companies or any of their respective affiliates or Representatives, shall be liable (including, without limitation, for or with respect to any losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements incurred by Subscriber, the Company or any other person or entity), whether in contract, tort or otherwise, or have any liability or obligation to Subscriber or any Other Subscriber, or any person claiming through Subscriber or any Other Subscriber, pursuant to this Subscription Agreement or related to the private placement of the Subscribed Securities, the negotiation hereof or the subject matter hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of the foregoing in connection with the purchase of the Subscribed Securities.

(s) No broker or finder is entitled to any brokerage or finder’s fee or commission to be paid by Subscriber solely in connection with the sale of the Subscribed Securities to Subscriber.

(t) At all times on or prior to the Closing Date, Subscriber has no binding commitment to dispose of, or otherwise transfer (directly or indirectly), any of the Subscribed Securities.

(u) Subscriber hereby agrees that neither it, nor any person or entity acting on its behalf or pursuant to any understanding with Subscriber, shall, directly or indirectly, engage in any hedging activities or execute any Short Sales with respect to the securities of the Company prior to the Closing or the earlier termination of this Subscription Agreement in accordance with its terms. “Short Sales” shall include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act and all types of direct and indirect stock pledges (other than pledges in the ordinary course of business as part of prime brokerage arrangements), forward sale contracts, options, puts, calls, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-U.S. broker dealers or foreign regulated brokers. Notwithstanding the foregoing, nothing in this Section 4(u) shall restrict Subscriber’s ability to maintain bona fide hedging positions in respect of the Subscribed Warrants held by Subscriber as of the date hereof. The Company acknowledges and agrees that, notwithstanding anything herein to the contrary, the Subscribed Securities may be pledged by Subscriber in connection with a bona fide margin agreement, provided that such pledge shall be (i) pursuant to an available exemption from the registration requirements of the Securities Act or (ii) pursuant to, and in accordance with, a registration statement that is effective under the Securities Act at the time of such pledge, and Subscriber effecting a pledge of the Subscribed Securities shall not be required to provide the Company with any notice thereof; provided, however, that neither the Company nor its counsel shall be required to take any action (or refrain from taking any action) in connection with any such pledge, other than providing any such lender of such margin agreement with an acknowledgment that the Subscribed Securities are not subject to any contractual lock up or prohibition on pledging, the form of such acknowledgment to be subject to review and comment by the Company in all respects.

(v) Except as expressly disclosed in a Schedule 13D or Schedule 13G (or amendments thereto) filed by Subscriber with the Commission with respect to the beneficial ownership of the Company’s outstanding securities prior to the date hereof, Subscriber is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of equity securities of the Company (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

(w) Subscriber will not acquire a substantial interest (as defined in 31 C.F.R. Part 800.244) in the Company as a result of the purchase and sale of the Subscribed Securities.

(x) Subscriber acknowledges its obligations under applicable securities laws with respect to the treatment of non-public information relating to the Company.

(y) Subscriber acknowledges that any restatement, revision, correction or other modification of the SEC Documents to the extent resulting from the SEC Guidance shall not constitute a breach by the Company of this Subscription Agreement.

(z) If the Subscriber is resident in Canada, the Subscriber is entitled under applicable Canadian securities laws to purchase the Subscribed Securities without the benefit of a prospectus qualified under such securities laws and, without limiting the generality of the foregoing, is an “accredited investors” as defined in section 1.1 of National Instrument 45-106 – Prospectus Exemptions (“NI 45-106”) or subsection 73.3(1) of the Securities Act (Ontario), as applicable, and if relying on paragraph (m) of the definition of “accredited investor” in NI 45-106, was not created and is not being used solely to acquire or hold securities as an “accredited investor”, and is also a “permitted client” as defined in section 1.1 of National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations.

Section 5. Registration of Subscribed Securities.

(a) The Subscribed Shares and the Warrant Shares are subject to the terms and conditions set forth in the Registration Rights Agreement entered into and delivered concurrently herewith.

Section 6. Termination. This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Merger Agreement is terminated in accordance with its terms, (b) the mutual written agreement of the parties hereto to terminate this Subscription Agreement and (c) 5:00 p.m. New York City time on March 31, 2024, if the Closing has not occurred by such date other than as a breach of Subscriber’s obligations hereunder; provided, that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from such breach. The Company shall notify Subscriber of the termination of the Merger Agreement promptly after the termination thereof. Upon the termination hereof in accordance with this Section 6, any monies paid by Subscriber to the Company in connection herewith shall promptly (and in any event within one (1) Business Day) be returned in full to Subscriber by wire transfer of U.S. dollars in immediately available funds to the account specified by Subscriber, without any deduction for or on account of any tax withholding, charges or set-off, whether or not the Transaction shall have been consummated.

Section 7. Miscellaneous.

(a) All notices, requests, demands, claims, and other communications hereunder shall be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) when sent by electronic mail, with no mail undeliverable or other rejection notice, on the date of transmission to such recipient, if sent on a Business Day prior to 5:00 p.m. New York City time, or on the Business Day following the date of transmission, if sent on a day that is not a Business Day or after 5:00 p.m. New York City time on a Business Day, (iii) one (1) Business Day after being sent to the recipient via overnight mail by reputable overnight courier service (charges prepaid), or (iv) four (4) Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and, in each case, addressed to the intended recipient at its address specified on the signature page hereof or to such electronic mail address or address as subsequently modified by written notice given in accordance with this Section 7(a). A courtesy electronic copy of any notice sent by methods (i), (iii), or (iv) above shall also be sent to the recipient via electronic mail if an electronic mail address is provided in the applicable signature page hereof or to an electronic mail address as subsequently modified by written notice given in accordance with this Section 7(a).

(b) Subscriber acknowledges that the Company and others will rely on the acknowledgments, understandings, agreements, representations and warranties of Subscriber contained in this Subscription Agreement; provided, however, that the foregoing clause of this Section 7(b) shall not give the Company or FaZe any rights other than those expressly set forth herein. Prior to the Closing, Subscriber agrees to promptly notify the Company if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of Subscriber set forth herein are no longer accurate in all material respects. The Company acknowledges that Subscriber and the Acquired Companies will rely on the acknowledgments, understandings, agreements, representations and warranties contained in this Subscription Agreement. Prior to the Closing, the Company agrees to promptly notify Subscriber and the Acquired Companies if it becomes aware that any of the acknowledgments, understandings, agreements, representations and warranties of the Company set forth herein are no longer accurate in all material respects.

(c) Each of the Company and Subscriber is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

(d) Each party hereto shall pay all of its own expenses in connection with this Subscription Agreement and the transactions contemplated herein.

(e) Neither this Subscription Agreement nor any rights that may accrue to Subscriber hereunder (other than the Subscribed Securities acquired hereunder and the rights set forth in Section 5) may be transferred or assigned by Subscriber. Neither this Subscription Agreement nor any rights that may accrue to the Company hereunder may be transferred or assigned by the Company without the prior written consent of Subscriber, other than in connection with the Transaction. Notwithstanding the foregoing, Subscriber may assign its rights and obligations under this Subscription Agreement to one or more of its affiliates (including other investment funds or accounts managed or advised by the investment manager who acts on behalf of Subscriber) upon written notice to the Company or, with the Company’s prior written consent, to another person; provided, that in the case of any such assignment, the assignee(s) shall become a Subscriber hereunder and have the rights and obligations and be deemed to make the representations and warranties of Subscriber provided for herein to the extent of such assignment and provided further that no such assignment shall relieve the assigning Subscriber of its obligations hereunder if any such assignee fails to perform such obligations, unless the Company has given its prior written consent to such relief.

(f) All the agreements, representations and warranties made by each party hereto in this Subscription Agreement shall survive the Closing.

(g) The Company may request from Subscriber such additional information as the Company may reasonably deem necessary to evaluate the eligibility of Subscriber to acquire the Subscribed Securities and to register the Subscribed Securities for resale, and Subscriber shall promptly provide such information as may be reasonably requested, to the extent readily available and to the extent consistent with its internal policies and procedures; provided, that the Company agrees to keep any such information provided by Subscriber confidential, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange. Subscriber acknowledges that the Company may file a form of this Subscription Agreement with the Commission as an exhibit to a current or periodic report of the Company or a registration statement of the Company.

(h) This Subscription Agreement may not be amended, modified or waived except by an instrument in writing, signed by each of the parties hereto.

(i) This Subscription Agreement constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(j) Except as otherwise provided herein, this Subscription Agreement is intended for the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person. Except as set forth in Section 4, Section 5, Section 6, Section 7(b), Section 7(d), Section 7(f), Section 7(i) and this Section 7(j) with respect to the persons specifically referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successors and assigns, and the parties hereto acknowledge that such persons so referenced are third party beneficiaries of this Subscription Agreement for the purposes of, and to the extent of, the rights granted to them, if any, pursuant to the applicable provisions.

(k) The parties hereto acknowledge and agree that (i) this Subscription Agreement is being entered into in order to induce the Company to execute and deliver the Merger Agreement and (ii) irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached and that money or other legal remedies would not be an adequate remedy for such damage. It is accordingly agreed that the parties shall be entitled to equitable relief, including in the form of an injunction or injunctions to prevent breaches or threatened breaches of this Subscription Agreement and to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise. The parties hereto acknowledge and agree that the Company shall be entitled to specifically enforce Subscriber’s obligations to fund the Subscription and the provisions of the Subscription Agreement, in each case, on the terms and subject to the conditions set forth herein. The parties hereto further acknowledge and agree: (x) to waive any requirement for the security or posting of any bond in connection with any such equitable remedy; (y) not to assert that a remedy of specific enforcement pursuant to this Section 7(k) is unenforceable, invalid, contrary to applicable law or inequitable for any reason; and (z) to waive any defenses in any action for specific performance, including the defense that a remedy at law would be adequate.

(l) If any provision of this Subscription Agreement shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(m) No failure or delay by a party hereto in exercising any right, power or remedy under this Subscription Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of such party. No single or partial exercise of any right, power or remedy under this Subscription Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Subscription Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

(n) This Subscription Agreement may be executed and delivered in one or more counterparts (including by electronic mail, in .pdf or other electronic submission) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document. All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(o) This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the principles of conflicts of laws that would otherwise require the application of the law of any other state.

(p) EACH PARTY AND ANY PERSON ASSERTING RIGHTS AS A THIRD PARTY BENEFICIARY HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY OR ANY AFFILIATE OF ANY OTHER SUCH PARTY, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. THE PARTIES AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO

ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS SUBSCRIPTION AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS SUBSCRIPTION AGREEMENT.

(q) The parties agree that all disputes, legal actions, suits and proceedings arising out of or relating to this Subscription Agreement must be brought exclusively in the Court of Chancery of the State of Delaware and any state appellate court therefrom within the State of Delaware (or, if the Court of Chancery of the State of Delaware declines to accept jurisdiction over a particular matter, any federal court within the State of Delaware or, in the event each federal court within the State of Delaware declines to accept jurisdiction over a particular matter, any state court within the State of Delaware) (collectively the “Designated Courts”). Each party hereby consents and submits to the exclusive jurisdiction of the Designated Courts. No legal action, suit or proceeding with respect to this Subscription Agreement may be brought in any other forum. Each party hereby irrevocably waives all claims of immunity from jurisdiction, and any objection which such party may now or hereafter have to the laying of venue of any suit, action or proceeding in any Designated Court, including any right to object on the basis that any dispute, action, suit or proceeding brought in the Designated Courts has been brought in an improper or inconvenient forum or venue. Each of the parties also agrees that delivery of any process, summons, notice or document to a party hereof in compliance with Section 7(a) of this Subscription Agreement shall be effective service of process for any action, suit or proceeding in a Designated Court with respect to any matters to which the parties have submitted to jurisdiction as set forth above.

(r) This Subscription Agreement may only be enforced against, and any claim, action, suit or other legal proceeding based upon, arising out of, or related to this Subscription Agreement, or the negotiation, execution or performance of this Subscription Agreement, may only be brought against the entities that are expressly named as parties hereto.

(s) The Company shall, by 9:00 a.m., New York City time, on the first (1st) Business Day immediately following the date of this Subscription Agreement, file with the Commission a Current Report on Form 8-K or Form 6-K, as applicable (the “Disclosure Document”), disclosing all material terms of this Subscription Agreement and the Other Subscription Agreements and the transactions contemplated hereby and thereby, the Transaction and any other material, nonpublic information that the Company has provided to Subscriber or any of Subscriber’s affiliates, attorneys, agents or representatives at any time prior to the filing of the Disclosure Document and including as exhibits to the Disclosure Document, the form of this Subscription Agreement and the Other Subscription Agreement (in each case, without redaction). Upon the issuance of the Disclosure Document, to the Company’s knowledge, Subscriber and Subscriber’s affiliates, attorneys, agents and representatives shall not be in possession of any material, non-public information received from the Company or any of its affiliates, officers, directors, or employees or agents, and Subscriber shall no longer be subject to any confidentiality or similar obligations under any agreement, whether written or oral, with the Company, or any of its affiliates. Notwithstanding anything in this Subscription Agreement to the contrary, the Company (i) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any press release, without the prior written consent of Subscriber and (ii) shall not publicly disclose the name of Subscriber or any of its affiliates or advisers, or include the name of Subscriber or any of its affiliates or advisers in any filing with the Commission or any regulatory agency or trading market, without the prior written consent of Subscriber, except (A) as required by the federal securities laws, rules or regulations and (B) to the extent such disclosure is required by other laws, rules or regulations, at the request of the staff of the Commission or regulatory agency or under the regulations of the Stock Exchange, in which case of clause (A) or (B), the Company shall provide Subscriber with prior written notice (including by e-mail) of such permitted disclosure, and shall reasonably consult with Subscriber regarding such disclosure. Subscriber will promptly provide any information reasonably requested by the Company for any regulatory application or filing made or approval sought in connection with the Transaction (including filings with the Commission).

(t) If any change in the Common Shares shall occur between the date of this Subscription Agreement and the Closing by reason of any reclassification, recapitalization, share split, reverse share split, combination, exchange, or readjustment of shares, or any share dividend, including any such change resulting from or made in connection with the Continuance, the number of Subscribed Securities issued to Subscriber hereunder shall be appropriately adjusted to reflect such change.

(u) The obligations of Subscriber under this Subscription Agreement are several and not joint with the obligations of any Other Subscriber or any other investor under the Other Subscription Agreements, and Subscriber shall not be responsible in any way for the performance of the obligations of any Other Subscriber under this Subscription Agreement or any Other Subscriber or other investor under the Other Subscription Agreements. The decision of Subscriber to purchase Subscribed Securities pursuant to this Subscription Agreement has been made by Subscriber independently of any Other Subscriber or any other investor and independently of any information, materials, statements or opinions as to the business, affairs, operations, assets, properties, liabilities, results of operations, condition (financial or otherwise) or prospects of the Company, FaZe or any of their respective affiliates or subsidiaries which may have been made or given by any Other Subscriber or investor or by any agent or employee of any Other Subscriber or investor, and neither Subscriber nor any of its agents or employees shall have any liability to any Other Subscriber or investor (or any other person) relating to or arising from any such information, materials, statements or opinions. Nothing contained herein or in any Other Subscription Agreement, and no action taken by Subscriber or Other Subscriber or other investor pursuant hereto or thereto, shall be deemed to constitute Subscriber and any Other Subscribers or other investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that Subscriber and any Other Subscribers or other investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Subscription Agreement and the Other Subscription Agreements. Subscriber acknowledges that no Other Subscriber has acted as agent for Subscriber in connection with making its investment hereunder and no Other Subscriber will be acting as agent of Subscriber in connection with monitoring its investment in the Subscribed Securities or enforcing its rights under this Subscription Agreement. Subscriber shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Subscription Agreement, and it shall not be necessary for any Other Subscriber or investor to be joined as an additional party in any proceeding for such purpose.

(v) The headings herein are for convenience only, do not constitute a part of this Subscription Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Subscription Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. Unless the context otherwise requires, (i) all references to Sections, Schedules or Exhibits are to Sections, Schedules or Exhibits contained in or attached to this Subscription Agreement, (ii) each accounting term not otherwise defined in this Subscription Agreement has the meaning assigned to it in accordance with GAAP, (iii) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (iv) the use of the word “including” in this Subscription Agreement shall be by way of example rather than limitation, and (v) the word “or” shall not be exclusive.

(w) The Company shall be responsible for paying all present or future stamp, court or documentary, intangible, recording, filing or similar taxes that arise from any payment or issuance made under, from the execution, delivery, performance or enforcement of, or otherwise with respect to, this Subscription Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the Company has accepted this Subscription Agreement as of the date first set forth above.

GAMESQUARE HOLDINGS, INC.

By:	/s/ Justin Kenna
Justin Kenna
CEO

Address for Notices:

6775 Cowboys Way, Suite 1335

Frisco, Texas 75034

[Signature Page to Subscription Agreement]

IN WITNESS WHEREOF, Subscriber has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Subscriber: Goff Jones Strategic Partners, LLC

By:	/s/ Travis Goff
Name:	Travis Goff
Title:	Authorized Representative

Date: March 4, 2024

Subscriber’s EIN: 88-1532142

Entity Type (e.g., corporation, partnership, trust, etc.): LLC

Business Address-Street: 500 Commerce Street, Suite 700		Mailing Address-Street (if different):

City, State, Zip: Fort Worth, TX 76102		City, State, Zip:

Attn:	Travis Goff / Tom Walker / Jennifer Terrell / Mason Smart	Attn:

Telephone No.:	817-509-3968 / 972-497-4394 /
	817-509-3958 / 817-509-3964	Telephone No.:

Email for notices:	tgoff@goffcp.com / twalker@dallascowboys.net /	Email for notices (if different):
jterrell@goffcp.com / msmart@goffcp.com

Subscription Details:

Price per Common Share: $1.39

Number of Subscribed Shares: 4,316,546

Aggregate Purchase Price (# Shares x Share Price): US$6,000,000

Subscribed Warrants (@ 15% warrant coverage): 647,482

Warrant Exercise Price: $1.55 per Share

[Signature Page to Subscription Agreement]

Exhibit A

Form of Warrant

[to be provided separately]

ANNEX A

ACCREDITED INVESTOR QUESTIONNAIRE

[to be provided separately]